Exhibit 23.1  CONSENT OF ERNST & YOUNG LLP INDEPENDENT REGISTERED
              PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of First Commonwealth Financial Corporation of our reports dated March 10, 2005, with respect to the consolidated financial statements of First Commonwealth Financial Corporation, First Commonwealth Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of First Commonwealth Financial Corporation, included in this Annual Report (form 10-K) for the year ended December 31, 2004.

     Form S-3 relating to First Commonwealth Financial Corporation's Stock
     Purchase and Dividend Reinvestment Plan (No. 333-111732)

     Form S-8 relating to the GA Financial, Inc. Stock Option Plan
     (No. 333-113534)

     Form S-8 relating to the Pittsburgh Financial Corp. Stock Option Plan
     (No. 333-111735)

     Form S-8 relating to the First Commonwealth Financial Corporation's
     Stock Option Plan (No. 033-55687)

/S/Ernst & Young LLP

March 10, 2005

Pittsburgh, Pennsylvania